Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the common shares, without par value, of Keithley Instruments, Inc. and further agree that this Agreement be included as an exhibit thereto.

Dated as of October 6, 2010

DANAHER CORPORATION

By:	/s/ James F. O’Reilly
Name:	James F. O’Reilly
Title:	Associate General Counsel and Secretary

AEGEAN ACQUISITION CORP.

By:	/s/ James F. O’Reilly
Name:	James F. O’Reilly
Title:	VP-Secretary